UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pusuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):      February 14, 2008

Joy Global Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-9299	39-1566457
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 E. Wisconsin Avenue, Suite 2780, Milwaukee, WI 53202
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code:
414-319-8500

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]    Solicitation material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) underthe Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On February 14, 2008, the Second Amendment to Credit Agreement (the “Amendment”), among Joy Global Inc., a Delaware corporation (“Joy Global”), certain of its domestic subsidiaries, the lenders party thereto, and Bank of America, N.A., as Administrative Agent, to the Credit Agreement, dated as of October 28, 2005, among Joy Global, certain of its domestic subsidiaries, the lenders party thereto, Bank of America, N.A., as Administrative Agent, and LaSalle Bank National Association, as Syndication Agent, became effective. The Amendment provides a $175 million add-on term loan facility, all of which was drawn on February 14, 2008, to finance the purchase of the stock of N.E.S. Investment Co., as described below. Joy Global may request an increase to the term loan in an amount not to exceed $75 million, subject to terms and conditions contained in the Amendment. The Amendment requires Joy Global to make quarterly installment payments with the outstanding principal balance of the term loan due on the maturity date of November 10, 2011.

Bank of America, N.A., Wells Fargo Bank, N.A., JP Morgan Chase Bank, N.A., Deutsche Bank AG New York Branch, The Northern Trust Co., and several of the lenders under the Amendment and their affiliates have various relationships with Joy Global and its subsidiaries involving the provision of financial services, including investment banking, commercial banking, advisory, cash management, custody and trust services, for which they have received customary fees, and may do so again in the future.

A copy of the Amendment is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 2.01 Completion of Acquisiton or Disposition of Assets

On February 14, 2008, Joy Global completed the acquisition of N.E.S. Investment Co., a Delaware corporation (the “Company”) from NES Group, Inc., a Delaware corporation (the “Parent”), in accordance with the Purchase Agreement (the “Agreement”), by and among Joy Global, Parent, and the Company. The Company is the parent holding company of Continental Global Group Inc., a Delaware corporation. Pursuant to the terms of the Agreement, Joy Global purchased from Parent all of the outstanding shares of the Company for an aggregate amount of $270 million, which includes approximately $5.9 million of indebtedness assumed by Joy Global at closing. The purchase price was funded in part through available cash and credit resources and a new $175 million term loan supplement to Joy Global’s existing credit facilities, which is discussed above.

Item 8.01 Other Events

On February 14, 2008, Joy Global issued a press release announcing the completion of acquistion of Continental Global Group, Inc. A copy of the press release is filed as Exhibit 99.1.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JOY GLOBAL INC.
Date: February 19, 2008	By: /s/James H. Woodward, Jr. James H. Woodward, Jr. Executive Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Second Amendment to Credit Agreement dated as of February 14, 2008 among Joy Global Inc., as Borrower, the Guarantors, the lenders party thereto, and Bank of America, N.A. as Administrative Agent
99.1	Press release dated February 14, 2008 of Joy Global Inc. announcing the completion of the acquisition of Continental Global Group Inc.